Exhibit 99.1

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102
CONTACTS:
Investor Relations	Media Relations
Carlotta Chan	Marijke Shugrue
973-430-6565	908-531-4253
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com

PSEG Agrees to Sell PSEG Fossil Generating Portfolio to ArcLight Capital

Transaction Furthers PSEG’s Transition to a Clean Energy Company

PSEG Updates Full-Year 2021 Operating Earnings Guidance to $3.50 – $3.65 per Share

(NEWARK, N.J. – Aug. 12, 2021) – Public Service Enterprise Group (PSEG) has entered into an agreement to sell its 6,750-megawatt fossil generating portfolio to newly formed subsidiaries of ArcLight Energy Partners Fund VII, L.P., a fund controlled by ArcLight Capital Partners, LLC for aggregate consideration of approximately $1.92 billion, subject to customary adjustments, and is expected to be completed late in the fourth quarter of 2021 or the first quarter of 2022.

“A year ago, we announced the strategic review of PSEG’s non-nuclear generating assets in line with our long-term focus on regulated utility growth, improving our business mix and enhancing an already compelling environmental, social and governance profile,” PSEG Chairman, President and CEO Ralph Izzo said. “With today’s agreement, which is the result of a robust sale process, PSEG is on track to realize a more predictable earnings profile. Further, this transaction continues our evolution toward a clean energy infrastructure-focused company that will enable our increasingly low-carbon economy.”

Together with the sale of its Solar Source assets in June, PSEG is anticipating to receive approximately $2.15 billion of after-tax net proceeds. The sale of PSEG Fossil, part of PSEG’s Strategic Alternatives process announced in July 2020, comprises 13 generation units in New Jersey, Connecticut, Maryland and New York. The transactions are subject to the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended); approval by the Federal Energy Regulatory Commission and certain state regulatory bodies; and other customary closing conditions.

In connection with the transaction, beginning in the third quarter of 2021, the assets and liabilities of PSEG Fossil will be classified as assets held for sale. As a result, PSEG expects to record a pre-tax impairment charge of approximately $2,150 million to $2,225 million, employee severance and retention costs up to $25 million, debt redemption costs including a make-whole premium of approximately $280 million—$340 million, and potential impacts on employee pension and other post retirement plans, environmental remediation costs and other items.

Also today, PSEG is updating its full-year 2021 non-GAAP operating earnings guidance to $3.50 to $3.65 per share, from $3.40 to $3.55 per share, reflecting the cessation of depreciation expense and lower interest expense related to the sale of the PSEG Fossil assets and repayment of PSEG Power’s outstanding debt. All other assumptions related to full-year 2021 guidance are unchanged, including the assumption of normal weather and plant operations, and that the portfolio is expected to continue to contribute to consolidated full-year 2021 financial results through the end of the year.

PSEG Built for the Future

PSEG is continuing to build a clean energy infrastructure-focused company, powered by its diverse, dedicated and highly skilled workforce. As the Strategic Alternatives process concludes, PSEG’s Powering Progress vision continues to be for a future in which people use less energy, and that energy is cleaner and delivered more reliably than ever. Today’s announcement builds on recent achievements and PSEG’s established and compelling ESG profile:

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September 2020: the New Jersey Board of Public Utilities approved PSE&G’s landmark $1 billion energy efficiency program to help build a cost-effective and enhanced environmental energy profile for the state by helping customers reduce their energy consumption, shrink their carbon footprint and save money on their energy bills.

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January 2021: PSE&G received approval to install $700 million of state-of-the-art Advanced Metering Infrastructure technology to better serve customers and $170 million in electric vehicle charging infrastructure to enhance the transportation sector.

•	January 2021: PSEG launched its first ESG Performance Report with new metrics and data disclosures.

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April 2021: the BPU approved the second phase of Zero Emissions Certificates at the full award rate for all three of our New Jersey nuclear plants, enabling the continued operation of 3,600 MW of carbon-free generation.

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April 2021: PSEG completed its acquisition of a 25% equity interest from Ørsted in Ocean Wind, New Jersey’s first offshore wind project, which supports the economy with clean energy, jobs and the development of a new industry.

•	June 2021: PSEG Power retired its Bridgeport Harbor Station Unit 3 coal plant on May 31, becoming 100% coal-free on its long-term path to net-zero carbon emissions.

•	June 2021: PSEG Power closed on the sale of its Solar Source portfolio, the first step in the sale of its non-nuclear power fleet.

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July 2021: PSE&G announced a settlement on its transmission rates which, if approved by FERC, will remove regulatory uncertainty and provide $140 million per year of rate relief to our electric transmission customers.

“This sale is another in a series of accomplishments that position PSEG for the future – leading the energy sector and serving our customers by enhancing our clean energy and climate-centered profile,” Izzo said.

Separate from the Strategic Alternatives process, but made possible as a result of the sale of the PSEG Fossil units and the reduction in the company’s emissions profile, PSEG recently announced it has accelerated its net-zero climate vision by two decades—from 2050 to 2030—and incorporated scope 1 and scope 2 emissions from the operations of both utility transmission and distribution, as well as power generation.

Throughout its history, PSEG has been committed to a “just transition” for all employees impacted by trends across the energy sector and changes in the company. PSEG strives to treat all employees fairly and equitably and actively works to ensure its workforce is prepared for the future, routinely offering career and professional development assistance and access to new job opportunities within the company.

PSEG plans to hold an Analyst Day in late September and will provide more information regarding its improved business position, increased financial flexibility and strong growth prospects.

Goldman Sachs & Co. is serving as financial adviser, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel, to PSEG in connection with the PSEG Fossil transaction.

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About PSEG

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 13 consecutive years (https://corporate.pseg.com).

Forward-Looking Statement The statements contained in this press release that are not purely historical are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change, development, occurrence or circumstance that could give rise to the termination of the agreements described above or the inability to complete (or a delay in the completion of) the proposed transactions due to, among other things, the failure to satisfy any of the conditions to the closing therein, including that a regulatory authority or other third party may prohibit, delay, impair or refuse to grant approval for or consent to the consummation of the proposed transactions. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC), and available on our website: https://investor.pseg.com. All of the forward-looking statements made in this press release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this press release apply only as of the date hereof. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

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